EXHIBIT 99.1
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[LOGO -- PLAYTEX]                                         PLAYTEX PRODUCTS, INC.
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                                                          300 NYALA FARMS ROAD
                                                          WESTPORT, CT  06880

FOR IMMEDIATE RELEASE                                     PRESS RELEASE

FOR MORE INFORMATION, CONTACT:
Laura Kiernan
Director Investor Relations
(203) 341-4262


                             PLAYTEX PRODUCTS, INC.
                        ANNOUNCES NEW CEO AND SVP FINANCE

WESTPORT, CT (OCTOBER 4, 2004) - PLAYTEX PRODUCTS, INC. (NYSE: PYX) announced today that Neil P. DeFeo has been named President, Chief Executive Officer and a director of the Company effective immediately. Mr. DeFeo replaces Mr. Michael R. Gallagher whose retirement was previously announced.

Mr. DeFeo was President and Chief Executive Officer of Remington Products Company from January 1997 until it was acquired in September 2003.

In addition, Glenn Forbes, Chief Financial Officer has announced his intention to retire at the end of the current fiscal year. In anticipation of Mr. Forbes' retirement, Playtex has announced the hiring of Mr. Kris J. Kelley as Senior Vice President-Finance. Mr. Kelley is anticipated to become the Chief Financial Officer upon Mr. Forbes' retirement.

"Neil DeFeo has exactly the right track record and leadership skills that Playtex needs for the future," said Douglas D. Wheat, Playtex Chairman. "He has been a top performer with several of America's leading consumer brand companies and led Remington to renewed growth and profitability."

Mr. Wheat added, "We are thankful for all the years of service that both Michael Gallagher and Glenn Forbes have provided to the Company. We are also pleased to be bringing on Kris Kelley who has a consistent track record of achieving results in significantly leveraged and challenging environments in diverse industries. The opportunity to hire two people of the caliber of Neil and Kris is a significant advantage for Playtex."

"Playtex Products offers consumers market-leading products that have tremendous brand identity and reputation," DeFeo said. "I am enthusiastic about joining the Playtex team and moving these brands forward."

Under DeFeo's leadership, Remington saw its revenue grow from $223 million to over $375 million, while EBITDA nearly tripled during that period.

Prior to joining Remington Products Company in 1997, DeFeo served as Group Vice President, U.S. Operations for the Clorox Company, where he was responsible for its U.S. business. He was also responsible for corporate sales, manufacturing, engineering and logistics.

DeFeo began his professional career with the Procter & Gamble Company in manufacturing, followed by assignments in marketing and general management over a 25-year period.

DeFeo received his bachelor's degree in electrical engineering from Manhattan College and currently serves on the college's board of trustee. He also serves on the Board of Directors for American Woodmark Corporation (NASDAQ:AMWD), Cluett American Corp., Driscoll Strawberry Associates, Inc., and Rayovac Corporation (NYSE:ROV).

Mr. Kelley was most recently with Remington Products Company where he served as Vice President of Finance and Controller. Prior to Remington, Mr. Kelley served as Director of Financial Reporting for Uniroyal Chemical Company. Kelley, who is a Certified Public Accountant, began his professional career with Peat, Marwick, Mitchell & Co. later moving to Coopers & Lybrand. He left public accounting in 1984 and held positions in financial management at Kendall International, Inc. and The Henley Group, Inc.

Kelley received his bachelor's degree in accounting from Merrimack College where he graduated Magna Cum Laude.


Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including PLAYTEX infant feeding products, WET ONES, BABY MAGIC, DIAPER GENIE, MR. BUBBLE, PLAYTEX tampons, BANANA BOAT, WOOLITE rug and upholstery cleaning products, PLAYTEX gloves, BINACA and OGILVIE.

WITH THE EXCEPTION OF THE HISTORICAL INFORMATION CONTAINED IN THE RELEASE, THE MATTERS DESCRIBED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS, UNCERTAINTIES OR OTHER FACTORS BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE MATERIAL DIFFERENCES IN ACTUAL RESULTS, PERFORMANCE OR OTHER EXPECTATIONS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, INTEREST RATES, COMPETITIVE MARKET PRESSURES, THE LOSS OF A SIGNIFICANT CUSTOMER, RAW MATERIAL AND MANUFACTURING COSTS, CAPACITY LIMITATIONS, THE ABILITY TO INTEGRATE ACQUISITIONS, ADVERSE PUBLICITY AND PRODUCT LIABILITY CLAIMS, CAPITAL STRUCTURE, THE IMPACT OF WEATHER CONDITIONS ON SALES, AND OTHER FACTORS DETAILED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE SUCH INFORMATION.

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